SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): _July 17, 2003

MEDIX RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-24768	84-1123311

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1830, New York, New York	10170

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 697-2509

Item 5. Other Events and Regulation FD Disclosure.

                On July 17, 2003, we entered into an agreement with Express Scripts, Inc. pursuant to which, among other things, we will, for a fee, provide a program to physicians and other healthcare professionals authorized to write prescriptions that will make prescription benefit information available at the point of prescribing and will permit the healthcare professional to write electronic prescriptions to be delivered electronically to the pharmacy of their patient’s choice for fulfillment. A copy of that agreement is filed at Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Agreement dated as of July 17, 2003 between Express Scripts, Inc. and Medix Resources, Inc.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIX RESOURCES, INC.
By:/s/ Arthur Goldberg Arthur Goldberg Executive Vice President Chief Financial Officer

Dated:  August 11, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Agreement dated as of July 17, 2003 between Express Scripts, Inc. and Medix Resources, Inc